EXHIBIT 3.(i).5

                           ARTICLES OF SHARE EXCHANGE
                              (Profit Corporation)

         The following articles of share exchange are submitted in accordance with the Florida Business Corporation Act, pursuant to Sections 607.1102 through 607.1107, F.S.

FIRST:    The name and jurisdiction of the surviving corporation is:

Name                                              Jurisdiction
--------                                          ---------------
Environmental Construction Products
International, Inc., formerly known as
Ginsite Materials Inc.                            A Florida Corporation


SECOND: The name and jurisdiction of the corporation acquired by an exchange of shares is:

Name                                              Jurisdiction
--------                                          -------------------
Envirocon Corporation                             A Nevada Corporation


THIRD:    The   plan  of  share   exchange   entitled  "Agreement  and  Plan  of
          Reorganization Ginsite  Materials,  Inc.'s   Acquisition  of Envirocon
          Corporation" is attached hereto as Exhibit A.

FOURTH: The reorganization shall become effective on the date the Articles of Share Exchange are filed.

FIFTH:    Adoption  by  surviving  corporation.   The plan of share exchange was
          adopted by the shareholders of the surviving corporation on August 13, 1999 pursuant to Section 607.0704.

SIXTH: Adoption by the acquired corporation. The plan of share exchange was adopted by shareholders holding greater than 80% of the authorized and outstanding shares of the acquired corporation on or about August 16, 1999 pursuant to Section 607.0704.

SEVENTH:  Signatures for each Corporation

Date: October 13, 1999

ENVIROCON CORPORATION


/s/ Frank Glinton
---------------------
Frank Glinton, President and a
Member of the Board of Directors



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ATTEST:

/s/ George Anagnost
-------------------------
George Anagnost, Secretary and a
Member of the Board of Directors


ENVIRONMENTAL CONSTRUCTION PRODUCTS INTERNATIONAL, INC. F/K/A GINSITE MATERIALS, INC.



/s/ Frank Glinton
-----------------------
Frank Glinton, President and a Member
of the Board of Directors

ATTEST:

/s/ George Anagnost
--------------------------
George Anagnost, Senior Vice President,
Secretary and a Member of the Board of
Directors